                                                                     EXHIBIT 4.2
                                                   TO THE REGISTRATION STATEMENT
                                                                       (6/21/00)

                                FORM OF INDENTURE

                                     between

                   HONDA AUTO RECEIVABLES [_____] OWNER TRUST,

                                    as Issuer

                                       and

                             [_____________________],
                              as Indenture Trustee

                          Dated as of [_______________]

                             CROSS REFERENCE TABLE *


TIA                                                                                              Indenture
Section                                                                                          Section
-------                                                                                          ---------
310   (a)(2)..............................................................................         6.11
      (a)(2)..............................................................................         6.11
      (a)(3)..............................................................................       6.10(b)(i)
      (a)(4)..............................................................................        N.A.**
      (a)(5)..............................................................................         6.11
      (b).................................................................................   5.04; 6.08; 6.11
      (c).................................................................................         N.A.
311   (a).................................................................................         6.12
      (b).................................................................................         6.12
      (c).................................................................................         N.A.
312   (a).................................................................................         7.01
      (b).................................................................................     7.01; 7.02(b)
      (c).................................................................................        7.02(c)
313   (a).................................................................................         7.04
      (b)(1)..............................................................................         N.A.
      (b)(2)..............................................................................         7.04
      (c).................................................................................      7.04; 11.04
      (d).................................................................................         7.04
314   (a).................................................................................3.09; 7.03; 7.04; 11.04
      (b).................................................................................   3.06; 7.04; 11.14
      (c)(1)..............................................................................      3.10; 6.02;
                                                                                               8.05(b); 11.01
      (c)(2)..............................................................................      3.06; 3.10;
                                                                                         6.02; 8.05(b); 8.06; 11.01
      (c)(3)..............................................................................         11.01
      (d).................................................................................       11.01(c)
      (e).................................................................................         11.01
      (f).................................................................................         N.A.
315   (a).................................................................................         6.01
      (b).................................................................................         6.05
      (c).................................................................................         N.A.
      (d).................................................................................        6.01(c)
      (e).................................................................................         5.13
316   (a)(1)(A)...........................................................................     5.11; 6.01(c)
      (a)(1)(B)...........................................................................         5.12
      (a)(2)..............................................................................         N.A.
      (b).................................................................................  5.07; 5.13(c); 9.02
      (c).................................................................................         N.A.
317   (a)(1)..............................................................................         5.04
      (a)(2)..............................................................................5.03(c); 5.03(d); 5.04
      (b).................................................................................         3.03
318   (a).................................................................................         11.07


--------------

* This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.
**  N.A. means Not Applicable.

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.       Definitions..................................................................................2
Section 1.02.       Incorporation by Reference of Trust Indenture Act............................................8
Section 1.03.       Rules of Construction........................................................................9

                                   ARTICLE TWO

                                    THE NOTES

Section 2.01.       Form.........................................................................................9
Section 2.02.       Execution, Authentication and Delivery.......................................................9
Section 2.03.       Temporary Notes.............................................................................10
Section 2.04.       Registration; Registration of Transfer and Exchange.........................................10
Section 2.05.       Mutilated, Destroyed, Lost or Stolen Notes..................................................11
Section 2.06.       Persons Deemed Owners.......................................................................12
Section 2.07.       Payment of Principal and Interest; Defaulted Interest.......................................12
Section 2.08.       Cancellation................................................................................13
Section 2.09.       Book-Entry Notes............................................................................13
Section 2.10.       Notices to Clearing Agency..................................................................14
Section 2.11.       Definitive Notes............................................................................14
Section 2.12.       Release of Collateral.......................................................................15
Section 2.13.       Tax Treatment...............................................................................15
Section 2.14.       Employee Benefit Plans......................................................................15

                                  ARTICLE THREE

                                    COVENANTS

Section 3.01.       Payment of Principal and Interest...........................................................16
Section 3.02.       Maintenance of Office or Agency.............................................................16
Section 3.03.       Money for Payments To Be Held in Trust......................................................16
Section 3.04.       Existence...................................................................................18
Section 3.05.       Protection of Trust Estate..................................................................18
Section 3.06.       Opinions as to Trust Estate.................................................................19
Section 3.07.       Performance of Obligations; Servicing of Receivables........................................19
Section 3.08.       Negative Covenants..........................................................................21
Section 3.09.       Annual Statement as to Compliance...........................................................22
Section 3.10.       Issuer may Consolidate, Etc., Only on Certain Terms.........................................22
Section 3.11.       Successor or Transferee.....................................................................24
Section 3.12.       No Other Business...........................................................................24
Section 3.13.       No Borrowing................................................................................24


                                       -i-


Section 3.14.       Servicer's Obligations......................................................................24
Section 3.15.       Guarantees, Loans, Advances and Other Liabilities...........................................24
Section 3.16.       Capital Expenditures........................................................................25
Section 3.17.       Removal of Administrator....................................................................25
Section 3.18.       Restricted Payments.........................................................................25
Section 3.19.       Notice of Events of Default.................................................................25
Section 3.20.       Further Instruments and Acts................................................................25
Section 3.21.       Compliance with Laws........................................................................25

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

Section 4.01.       Satisfaction and Discharge of Indenture.....................................................26
Section 4.02.       Application of Trust Money..................................................................27
Section 4.03.       Repayment of Monies Held By Paying Agent....................................................27
Section 4.04.       Duration of Position of Indenture Trustee for Benefit of Certificateholders.................27

                                  ARTICLE FIVE

                                    REMEDIES

Section 5.01.       Events of Default...........................................................................27
Section 5.02.       Acceleration of Maturity; Rescission and Annulment..........................................29
Section 5.03.       Collection of Indebtedness and Suits for Enforcement by Indenture Trustee...................30
Section 5.04.       Remedies; Priorities........................................................................32
Section 5.05.       Optional Preservation of the Receivables....................................................34
Section 5.06.       Limitation of Suits.........................................................................35
Section 5.07.       Unconditional Rights of Noteholders to Receive Principal and Interest.......................35
Section 5.08.       Restoration of Rights and Remedies..........................................................36
Section 5.09.       Rights and Remedies Cumulative..............................................................36
Section 5.10.       Delay or Omission Not a Waiver..............................................................36
Section 5.11.       Control by Noteholders......................................................................36
Section 5.12.       Waiver of Past Defaults.....................................................................37
Section 5.13.       Undertaking for Costs.......................................................................37
Section 5.14.       Waiver of Stay or Extension Laws............................................................38
Section 5.15.       Action on Notes.............................................................................38
Section 5.16.       Performance and Enforcement of Certain Obligations..........................................38

                                   ARTICLE SIX

                              THE INDENTURE TRUSTEE

Section 6.01.       Duties of Indenture Trustee.................................................................39


                                          -ii-


Section 6.02.       Rights of Indenture Trustee.................................................................40
Section 6.03.       Individual Rights of Indenture Trustee......................................................41
Section 6.04.       Indenture Trustee's Disclaimer..............................................................41
Section 6.05.       Notice of Defaults..........................................................................41
Section 6.06.       Reports by Indenture Trustee to Holders.....................................................42
Section 6.07.       Compensation and Indemnity..................................................................42
Section 6.08.       Replacement of Indenture Trustee............................................................42
Section 6.09.       Successor Indenture Trustee by Merger.......................................................44
Section 6.10.       Appointment of Co-Trustee or Separate Trustee...............................................44
Section 6.11.       Eligibility; Disqualification...............................................................45
Section 6.12.       Preferential Collection of Claims Against Issuer............................................45
Section 6.13.       Representations and Warranties of Indenture Trustee.........................................46
Section 6.14.       Pennsylvania Motor Vehicle Sales Finance Act Licenses.......................................46

                                  ARTICLE SEVEN

                         NOTEHOLDERS' LISTS AND REPORTS

Section 7.01.       Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders......................46
Section 7.02.       Preservation of Information; Communications, Reports and Certain Documents to Noteholders...46
Section 7.03.       Reports by Issuer...........................................................................47
Section 7.04.       Reports by Indenture Trustee................................................................47

                                  ARTICLE EIGHT

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01.       Collection of Money.........................................................................48
Section 8.02.       Accounts....................................................................................48
Section 8.03.       General Provisions Regarding Accounts.......................................................48
Section 8.04.       Release of Trust Estate.....................................................................50
Section 8.05.       Opinion of Counsel..........................................................................50

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

Section 9.01.       Supplemental Indentures Without Consent of Noteholders......................................50
Section 9.02.       Supplemental Indentures with Consent of Noteholders.........................................51
Section 9.03.       Limitations on Supplemental Indentures......................................................52
Section 9.04.       Execution of Supplemental Indentures........................................................53
Section 9.05.       Effect of Supplemental Indenture............................................................53
Section 9.06.       Conformity with Trust Indenture Act.........................................................53


                                       -iii-


Section 9.07.       Reference in Notes to Supplemental Indentures...............................................54

                                   ARTICLE TEN

                               REDEMPTION OF NOTES

Section 10.01.      Redemption..................................................................................54
Section 10.02.      Form of Redemption Notice...................................................................54
Section 10.03.      Notes Payable on Redemption Date............................................................55

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

Section 11.01.      Compliance Certificates and Opinions, Etc...................................................55
Section 11.02.      Form of Documents Delivered to Indenture Trustee............................................57
Section 11.03.      Acts of Noteholders.........................................................................57
Section 11.04.      Notices, Etc., to Indenture Trustee, Issuer and Rating Agencies.............................58
Section 11.05.      Notices to Noteholders; Waiver..............................................................58
Section 11.06.      Alternate Payment and Notice Provisions.....................................................59
Section 11.07.      Conflict with Trust Indenture Act...........................................................59
Section 11.08.      Effect of Headings and Table of Contents....................................................59
Section 11.09.      Successors and Assigns......................................................................59
Section 11.10.      Separability................................................................................60
Section 11.11.      Benefits of Indenture.......................................................................60
Section 11.12.      Legal Holidays..............................................................................60
Section 11.13.      GOVERNING LAW...............................................................................60
Section 11.14.      Counterparts................................................................................60
Section 11.15.      Recording of Indenture......................................................................60
Section 11.16.      Trust Obligation............................................................................60
Section 11.17.      No Petition.................................................................................61
Section 11.18.      Inspection..................................................................................61


                                         -iv-


SCHEDULES

Schedule A        Schedule of Receivables...............................................................    SA-1

                                    EXHIBITS

Exhibit A         Form of Note..........................................................................     A-1
Exhibit B         Form of Note Depository Agreement.....................................................     B-1


         This Indenture, dated as of [_______________], is between Honda Auto Receivables [_____] Owner Trust, a Delaware business trust (the "Issuer"), and [____________________], a Delaware _______________, as indenture trustee (the
"Indenture Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuer's Class A-1 [_____]% Asset Backed Notes (the "Class A-1 Notes"), Class A-2 [_____]% Asset Backed Notes (the "Class A-2 Notes"), Class A-3 _____% Asset Backed Notes (the "Class A-3 Notes") and Class B Notes (the "Class B Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes"):

                                 GRANTING CLAUSE

         The Issuer hereby Grants to the Indenture Trustee at the Closing Date, on behalf of and for the benefit of the Holders of the Notes, without recourse, all of the Issuer's right, title and interest in, to and under (i) the Receivables (including all related Receivable Files) and all monies due thereon and received thereon on and after [_______________]; (ii) the security interests in the Financed Vehicles; (iii) proceeds from claims under certain insurance policies in respect of individual Financed Vehicles or Obligors; (iv) any proceeds with respect to the Receivables from recourse to Dealers thereon with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely; (v) all funds on deposit from time to time in the Accounts, including the Reserve Fund Initial Deposit and the Yield Supplement Account Deposit and all investment income and proceeds from the Yield Supplement Account, but excluding all investments from the other Accounts and proceeds; (vi) the rights of the Seller under the Purchase Agreement and of the Issuer under the Sale and Servicing Agreement; and
(vii) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing as each such term is defined in Section 1.01 (collectively, the "Collateral").

         The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

         The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties as required in this Indenture to the best of its ability to the end that the interests of the Holders of the Notes may be adequately and effectively protected.

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.         DEFINITIONS.

                  (a) Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

         "ACT" shall have the meaning specified in Section 11.03(a).

         "ADMINISTRATION AGREEMENT" means the Administration Agreement, dated as of [_______________], among the Administrator, the Issuer and the Indenture Trustee.

         "ADMINISTRATOR" means AHFC or any successor Administrator under the Administration Agreement.

         "AHFC" means American Honda Finance Corporation, and its successors.

         "AUTHORIZED OFFICER" (i) means, with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and,
(ii) with respect to the Administrator, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         "BOOK-ENTRY NOTES" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.09.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in Los Angeles, California, Wilmington, Delaware or New York, New York are authorized or obligated by law, regulation, executive order or governmental decree to remain closed.

         "BENEFIT PLAN" means (a) employee benefit plans (as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans described in
Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh Plans, and (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

         "CLASS" means any of the classes of the Notes.

         "CLASS A-1 INTEREST RATE" means [_____]% per annum (computed on the basis of the actual number of days in the relevant Interest Period divided by
360).

         "CLASS A-1 NOTES" means the Class A-1 [_____]% Asset Backed Notes, substantially in the form attached hereto as Exhibit A.

         "CLASS A-2 INTEREST RATE" means [_____]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months.

         "CLASS A-2 NOTES" means the Class A-2 [_____]% Asset Backed Notes, substantially in the form attached hereto as Exhibit A.

         "CLASS A-3 INTEREST RATE" means [_____]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

         "CLASS A-3 NOTES" means the Class A-3 [_____]% Asset Backed Notes, substantially in the form attached hereto as Exhibit A.

         "CLASS B INTEREST RATE" means [_____]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months.

         "CLASS B NOTES" means the Class B [_____]% Asset Backed Notes, substantially in the form attached hereto as Exhibit A.

         "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "CLOSING DATE" means [_______________].

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         "COLLATERAL" means the property of the Issuer subject to the Granting Clause hereof, the Reserve Account, the Yield Supplement Account, and all amounts held from time to time in the Reserve Account and Yield Supplement Account and all investments therein.

         "CORPORATE TRUST OFFICE" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at[___________________________], Attention: [________________________]
, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Seller, or the principal corporate trust office of any successor Indenture Trustee (the address of which such successor Indenture Trustee will notify the Noteholders and the Seller).

         "DEFAULT" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "DEFINITIVE NOTES" shall have the meaning specified in Section 2.11.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EVENT OF DEFAULT" shall have the meaning specified in Section 5.01.

         "EXECUTIVE OFFICER" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation or depository institution; and with respect to any partnership, any general partner thereof; and with respect to any limited liability company, the managing member thereof.

         "GRANT" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "HOLDER" means the Person in whose name a Note is registered on the Note Register.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time.

         "INDENTURE TRUSTEE" means [____________________], as Indenture Trustee under this Indenture, or any successor Indenture Trustee under this Indenture.

         "INDEPENDENT" means, when used with respect to any specified Person, that the Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller and any of their respective Affiliates, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any of their respective Affiliates and (iii) is not connected with the Issuer, any such other obligor, the Seller or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "INDEPENDENT CERTIFICATE" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

         "INTEREST PERIOD" means, with respect to the Class A-1 Notes, the period from (and including) any Payment Date to (but excluding) the next Payment Date, except that the first interest period will be from (and including) the Closing Date to (but excluding) [________], and, with respect to the Class A-2 Notes, Class A-3 Notes and Class B Notes, the period from (and including) the 15th day of each calendar month to (but excluding) the 15th day of the succeeding calendar month except that the first interest period will be from (and including) the Closing Date to (but excluding).

         "INTEREST RATE" means the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate or the Class B Interest Rate, as applicable.

         "ISSUER" means Honda Auto Receivables [___] Owner Trust until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

         "ISSUER ORDER" or "ISSUER REQUEST" means a written order or request signed in the name of the Issuer by any Authorized Officer and delivered to the Indenture Trustee.

         "NOTE DEPOSITORY AGREEMENT" means the agreement dated
[_______________], among the Issuer, the Indenture Trustee and the Clearing Agency, relating to the Notes, substantially in the form attached hereto as Exhibit B.

         "NOTEHOLDER" or "HOLDER" means the Person in whose name a Note is registered on the Note Register.

         "NOTE OWNER" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "NOTE REGISTER" and "NOTE REGISTRAR" shall have the respective meanings specified in Section 2.04.

         "NOTES" means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and the Class B Notes.

         "OFFICER'S CERTIFICATE" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of the Issuer.

         "OPINION OF COUNSEL" means a written opinion of counsel who may, except as otherwise expressly provided in this Indenture, be an employee of or counsel to the Issuer, the Seller or the Servicer, and which counsel shall be acceptable to the Trustee or the Rating Agencies, as the case may be.

         "OUTSTANDING" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

                  (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

                  (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

                  (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is resented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether the Holders of the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of their respective Affiliates.

         "OUTSTANDING AMOUNT" means, except as otherwise indicated by the context, the aggregate principal amount of all Notes of all Classes Outstanding at the date of determination.

         "OWNER TRUSTEE" means [____________________], not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

         "OWNER TRUST ESTATE" means all right, title and interest of the Issuer in and to the property and rights assigned to the Issuer pursuant to Article Two of the Sale and Servicing Agreement, all funds on deposit from time to time in the accounts created pursuant to Section 4.01 of the Sale and Servicing Agreement (excluding any net investment income with respect to amounts held in such accounts) and all other property of the Issuer from time to time, including any rights of the Owner Trustee and the Issuer pursuant to the Sale and Servicing Agreement and the Administration Agreement, and as assignee of the rights and Interests of the Depositor under the Purchase Agreement.

         "PAYING AGENT" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in
Section 6.11 and is authorized by the Issuer to make payments to and distributions from the Collection Account and the Note Distribution Account, including payments of principal of or interest on the Notes on behalf of the Issuer.

         "PREDECESSOR NOTE" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

         "PROCEEDING" means any suit in equity, action at law or other judicial or administrative proceeding.

         "RATING AGENCY CONDITION" means, with respect to any action, that each Rating Agency shall have been given ten days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Seller, the Servicer, the Indenture Trustee and the Owner Trustee in writing that such action will not result in a qualification, reduction or withdrawal of the then current rating of the Notes.

         "RECORD DATE" means, with respect to the Notes of any Class or the Trust Certificates and each Payment Date, the calendar day immediately preceding such Payment Date or, if Definitive Notes representing any Class of Notes have been issued, the last day of the month immediately preceding the month in which such Payment Date occurs. Any amount stated "as of a Record Date" or "on a Record Date" shall give effect to (i) all applications of collections, and (ii) all payments and distributions to any party under this Agreement, the Indenture and the Trust Agreement or to the related Obligor, as the case may be, in each case as determined as of the opening of business on the related Record Date.

         "REDEMPTION DATE" means, in the case of a redemption of the Notes pursuant to Section 10.01, the Payment Date specified by the Servicer or the Issuer pursuant to Section 10.01.

         "REDEMPTION PRICE" means, in the case of a redemption of the Notes pursuant to Section 10.01, an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the weighted average of the Interest Rates for each Class of Notes being so redeemed to but excluding the Redemption Date.

         "REGISTERED HOLDER" means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

         "SALE AND SERVICING AGREEMENT" means the Sale and Servicing Agreement, dated as of [________], among the Issuer, the Seller and the Servicer.

         "SCHEDULE OF RECEIVABLES" means the list of the Receivables set forth in Schedule A hereto.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SELLER" means American Honda Receivables Corp., in its capacity as seller under the Sale and Servicing Agreement, and its successors.

         "SERVICER" means American Honda Finance Corporation, in its capacity as servicer under the Sale and Servicing Agreement, and any successor Servicer thereunder.

         "STATE" means any one of the 50 states of the United States or the District of Columbia.

         "SUCCESSOR SERVICER" shall have the meaning specified in Section
3.07(c).

         "TRUST ESTATE" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders (including, without limitation, all property and interests Granted to the Indenture Trustee pursuant to the Granting Clause), including all proceeds thereof.

         "TRUST OFFICER" means (i) in the case of the Indenture Trustee, any officer within the Corporate Trust Department of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and (ii) with respect to the Owner Trustee, any officer in the Corporate Trust Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

         "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

         "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

         "UNITED STATES" means the United States of America.

         "YIELD SUPPLEMENT ACCOUNT DEPOSIT" means $[__________].

                  (b) Except as otherwise specified herein or as the context may otherwise require, capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement.

         SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the Securities and Exchange Commission.

         "indenture securities" means the Notes.

         "indenture security holder" means a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Indenture Trustee.

         "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

         SECTION 1.03. RULES OF CONSTRUCTION. Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;
(iii) "or" is not exclusive; (iv) "including" means including without limitation; (v) words in the singular include the plural and words in the plural include the singular; (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vii) references to a Person are also to its permitted successors and assigns; (viii) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; (ix) the term "proceeds" shall have the meaning set forth in the applicable UCC; and (x) Section, subsection and Schedule references contained in this Indenture are references to Sections, subsections and Schedules in or to this Indenture unless otherwise specified.

                                   ARTICLE TWO

                                    THE NOTES

         SECTION 2.01. FORM. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and Class B Notes, in each case together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

         Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

         Each Note shall be dated the date of its authentication. The terms of the Notes are part of the terms of this Indenture.

         SECTION 2.02. EXECUTION, AUTHENTICATION AND DELIVERY. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         The Indenture Trustee shall, upon Issuer Order, authenticate and deliver for original issue the following aggregate principal amount of Notes:
(i) $[________] of Class A-1 Notes, (ii) $[________] of Class A-2 Notes,
(iii) $[________] of Class A-3 Notes; and (iv) $[______] of Class B Notes. The aggregate principal amount of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class B Notes outstanding at any time may not exceed such respective amounts except as provided in Section 2.05.

         Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         SECTION 2.03. TEMPORARY NOTES. Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

         If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the related Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like tenor and principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

         SECTION 2.04. REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE. The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

         If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

         Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, provided that the requirements of Section 8-401 of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal amount.

         At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

         All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         Every Note presented or surrendered for registration of transfer or exchange shall accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes. All Notes surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Indenture Trustee.

         The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

         SECTION 2.05. MUTILATED, DESTROYED, LOST OR STOLEN NOTES. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the

Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

         Upon the issuance of any replacement Note under this Section, the Issuer or the Indenture Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

         Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 2.06. PERSONS DEEMED OWNERS. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any of their respective agents may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any of their respective agents shall be affected by notice to the contrary.

         SECTION 2.07. PAYMENT OF PRINCIPAL AND INTEREST; DEFAULTED INTEREST.

                  (a) Each Class of Notes shall accrue interest during the Interest Period at the related Interest Rate, and such interest shall be payable on each Payment Date as specified therein, subject to Section 3.01. Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date. With respect to Notes registered on the Record Date in the name of the nominee, the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee, except for the final installment of principal payable with respect to such Note on a Payment Date, a Redemption Date or on the related Final Scheduled Payment Date, which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

                  (b) The principal of each Note shall be payable in installments on each Payment Date pursuant to Section 4.06 of the Sale and Servicing Agreement and subject to the availability of funds therefor. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the related Final Scheduled Payment Date or the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or Holders of the Notes representing not less than a majority of the Outstanding Amount have declared the Notes to be immediately due and payable in the manner provided in Section
5.02. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to Final Scheduled Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02. In addition, the Administrator shall notify each Rating Agency upon the final payment of interest and principal of each Class of Notes, and upon the termination of the Issuer, in each case pursuant to Section 1.(a)(i)(c) of the Administration Agreement.

         SECTION 2.08. CANCELLATION. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

         SECTION 2.09. BOOK-ENTRY NOTES. The Notes, upon original issuance, will be issued in the form of a typewritten Note or Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a definitive Note representing such Note Owner's interest in such Note, except as provided in
Section 2.11. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to such Note Owners pursuant to Section 2.11:

                           (i) the provisions of this Section shall be in full force and effect;

                           (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the authorized representatives of the Note Owners;

                           (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

                           (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Note Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.11, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

                           (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

         SECTION 2.10. NOTICES TO CLEARING AGENCY. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to
Section 2.11, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to such Note Owners.

         SECTION 2.11. DEFINITIVE NOTES. If (i) the Owner Trustee or the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Indenture Trustee and the Administrator are not able to locate a qualified successor,
(ii) the Indenture Trustee or the Administrator at its option advises each other such party in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a Servicer Default, Owners of Book-Entry Notes representing beneficial interests aggregating at least a majority of the Outstanding Amount of such Notes advise the Indenture Trustee and the Clearing Agency through the Clearing Agency Participants, in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners and the

Indenture Trustee of the occurrence of such event and of the availability of Definitive Notes of the related Class of Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of a Class, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders hereunder. The Indenture Trustee, Issuer and Administrator shall not be liable to any inability to locate a qualified successor Clearing Agency. From and after the date of issuance of Definitive Notes, all notices to be given to Noteholders will be mailed thereto at their addresses of record in the Note Register as of the relevant Record Date. Such notice will be deemed given at the date of mailing.

         SECTION 2.12. RELEASE OF COLLATERAL. Subject to Section 11.01 and the terms of the other Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

         SECTION 2.13. TAX TREATMENT. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for all purposes including federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for all purposes including federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         SECTION 2.14. EMPLOYEE BENEFIT PLANS. A fiduciary of a Benefit Plan purchasing the Notes with the assets of a Benefit Plan is deemed to represent that the purchase of one or more Notes is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. If the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their Affiliates (i) has investment or administrative discretion with respect to the assets of a Benefit Plan; (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such Benefit Plan assets, for a fee and pursuant to an agreement or understanding that such advice (a) will serve as a primary basis for investment decisions with respect to such Benefit Plan assets and (b) will be based on the particular investment needs for such Benefit Plan; or (iii) is an employer maintaining or contributing to such Benefit Plan, then a purchase of the Notes by such a Benefit Plan may represent a conflict of interest or act of self-dealing by the fiduciary.

                                  ARTICLE THREE

                                    COVENANTS

         SECTION 3.01. PAYMENT OF PRINCIPAL AND INTEREST. In accordance with the terms of the Indenture, the Issuer will (i) duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and (ii) release from the Collection Account, Note Distribution Account, Payahead Account, the Certificate Distribution Agreement, any other Accounts and other amounts distributable and payable from the Owner Trust Estate under the Trust Agreement, Sale and Servicing Agreement and Administration Agreement, Without limiting the foregoing, subject to Sections
8.02 and 8.03, the Issuer will cause the Servicer to direct the Indenture Trustee to apply all amounts on deposit in the Collection Account, Payahead Account and Reserve Fund on a Payment Date deposited therein pursuant to the Sale and Servicing Agreement (i) (a) for the benefit of the Class A-1 Notes, to the Class A-1 Noteholders, (b) for the benefit of the Class A-2 Notes, to the Class A-2 Noteholders, (c) for the benefit of the Class A-3 Notes, to the Class A-3 Noteholders; (d) for the benefit of the Class B Notes, to the Class B Noteholders, and (e) for the benefit of Certificateholders to or as directed by the Owner Trustee or the Administrator, as set forth in Sections
4.06 and 4.07 of the Sale and Servicing Agreement, (iii) for the benefit of the Servicer, to or as directed by the Servicer pursuant to Section 4.06 of the Sale and Servicing Agreement; and (iv) for the benefit of the Seller, to or as directed by the Seller pursuant to Section 4.07 of the Sale and Servicing Agreement. Amounts properly withheld under the Code by any Person from a payment to any Noteholder or Certificateholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder or Certificateholder for all purposes of this Indenture.

         SECTION 3.02. MAINTENANCE OF OFFICE OR AGENCY. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands, provided that the Indenture Trustee shall not serve as an agent or office for the purpose of service of process on behalf of the Issuer.

         SECTION 3.03. MONEY FOR PAYMENTS TO BE HELD IN TRUST. As provided in Sections 5.04 and 8.02, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account, the Note Distribution Account or Reserve Fund pursuant to Sections 2.07, 3.01, 4.02 and 4.03 shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from such Accounts for payments of Notes or Trust Certificates shall be paid over to the Issuer, the Owner Trustee or the Administrator except as provided in this Section.

         On or before each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited in the Note Distribution Account (including the provision of instructions to the Indenture Trustee to make any required withdrawals from the Payahead Account or Reserve Fund and to deposit such amounts in the Collection Account) to the extent of funds available therefor, an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

         The Issuer will cause each Paying Agent, other than the Indenture Trustee, to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

                           (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                           (ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

                           (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

                           (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

                           (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed after such amount has become due and payable and after the Indenture Trustee has taken the steps described in the next paragraph shall be discharged from such trust and be paid to the [_____________] upon presentation thereto of an Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

         In the event that any Noteholder shall not surrender its Notes for retirement within six months after the date specified in the written notice of final payment described in Section 2.07, the Indenture Trustee will give a second written notice to the registered Noteholders that have not surrendered their Notes for final payment and retirement. If within one year after such second notice any Notes have not been surrendered, the Indenture Trustee shall, at the expense and direction of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to [________________]. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment specified by the Issuer or the Administrator.

         SECTION 3.04. EXISTENCE. The Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate or the Owner Trust Estate.

         SECTION 3.05. PROTECTION OF TRUST ESTATE. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments and will take such other action necessary or advisable to:

                           (i) maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

                           (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                           (iii) enforce any of the Collateral; or

                           (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

         The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.05.

         SECTION 3.06. OPINIONS AS TO TRUST ESTATE.

                  (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel to the effect that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been executed and filed that are necessary to create and continue the Indenture Trustee's first priority perfected security interest in the collateral for the benefit of the Noteholders, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to perfect such security interest.

                  (b) Within 90 days after the beginning of each calendar year beginning with the first fiscal year beginning more than three months after the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel, dated as of a date during such 90-day period, to the effect that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been executed and filed that are necessary to create and continue the Indenture Trustee's first priority perfected security interest in the collateral for the benefit of the Noteholders, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to perfect such security interest.

         SECTION 3.07. PERFORMANCE OF OBLIGATIONS; SERVICING OF RECEIVABLES.

                  (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Owner Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except in each case as expressly in the Basic Documents or such other instrument or agreement.

                  (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

                  (c) The Issuer will perform and observe all of its obligations and agreements contained in the Basic Documents and in the instruments and agreements included in the Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of the Basic Documents in accordance with and within the time periods provided for herein and therein.

                  (d) If a Authorized Officer of the Issuer shall have knowledge of the occurrence of a Servicer Default, the Issuer shall promptly provide written notice to a Trust Officer of the Indenture Trustee and to each Rating Agency thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect of such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the

Sale and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

                  (e) As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to
Section 7.01 of the Sale and Servicing Agreement, the Indenture Trustee shall appoint a successor servicer ("Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed and accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may resign as the Servicer by giving written notice of such resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer enters into a servicing agreement as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer under the Sale and Servicing Agreement. Any Successor Servicer other than the Indenture Trustee shall (i) be an established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of motor vehicle receivables and (ii) enter into a servicing agreement with the Issuer and the Seller having substantially the same provisions as the provisions of the Sale and Servicing Agreement applicable to the Servicer. If within 30 days after the delivery of the notice referred to above, the Indenture Trustee shall not have obtained such a new servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer. In connection with any such appointment, the Issuer may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Sale and Servicing Agreement, and in accordance with Section 7.02 of the Sale and Servicing Agreement, the Issuer and the Seller shall enter into an agreement with such successor for the servicing of the Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed to the Servicer's duties as servicer of the Receivables as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article Six shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer and the servicing of the Receivables. In case the Indenture Trustee shall become successor to the Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Servicer any one of its Affiliates, provided that it shall be fully liable for the actions and omissions of such Affiliate in such capacity as Successor Servicer. Upon any termination of the Servicer's rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee. As soon as a Successor Servicer is appointed, the Issuer shall notify the Indenture Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer.

                  (f) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it will not enter into any amendment, modification, supplement or waiver with respect to any Basic Document except (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders, and in each case with the consent of the

Indenture Trustee (but without the consent of any of the Noteholders or the Certificateholders) and delivery of an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, to the effect that such action will not adversely affect in any material respect the interests of any Noteholder or Certificateholder; (ii) for the purpose of changing the formula for determining the Specified Reserve Fund Balance, the manner in which the Reserve Fund is funded, changing the remittance schedule for the deposit of collections with respect to the Receivables in the Collection Account or Payahead Account pursuant to Section 4.02 of the Sale and Servicing Agreement or changing the definition of Eligible Investment, in each case with the consent of the Indenture Trustee (but without the consent of any of the Noteholders or the Certificateholders) if the Indenture Trustee and/or the Owner Trustee, as the case may be, has received a letter from each Rating Agency to the effect that such Rating Agency will not qualify, reduce or withdraw the rating it has currently assigned to any Class of Notes as a result of such amendment (provided that no such amendment may increase or reduce in any manner or accelerate or delay the timing of collections on the Receivables or payments required to be made to any Class of Notes or Trust Certificates without the consent of all Holders of each effected Class); or
(iii) with the consent of the Indenture Trustee and satisfaction of all other conditions precedent to such action set forth in the related Basic Document. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Holders, as applicable, the Issuer agrees, promptly following a request by the Indenture Trustee to agree to such amendment and to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances, to implement such amendment and to cause the relevant Basic Documents, as amended, to be enforceable against the Issuer.

         SECTION 3.08. NEGATIVE COVENANTS. So long as any Notes are Outstanding, the Issuer shall not:

                           (i) except as expressly permitted by the Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Indenture Trustee;

                           (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

                           (iii) except as may be expressly permitted hereby and by the Basic Documents (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any of the Financed
         Vehicles and arising solely as a result of an action or omission of the related Obligor) or (C) permit the lien created by this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Estate;

                           (iv)  dissolve or liquidate in whole or in part; or

                           (v) assume or incur any indebtedness other than the Notes or as expressly contemplated by this Indenture (in connection with the obligation to reimburse Advances from the Trust Estate, or to pay expenses from the Trust Estate) or by the Basic Documents as in effect on the date hereof.

         SECTION 3.09. ANNUAL STATEMENT AS TO COMPLIANCE. The Issuer will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year [____]), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

                           (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

                           (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

         SECTION 3.10. ISSUER MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

                  (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

                           (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the duty to make due and punctual payments of the principal of and interest on all Notes in accordance with the terms thereof and the performance or observance of every agreement and covenant of this Indenture, and each other Basic Document, on the part of the Issuer to be performed or observed;

                           (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                           (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

                           (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

                           (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                           (vi)  the Issuer shall have delivered to the
         Indenture Trustee an Officer's Certificate and an Opinion of Counsel (which shall describe the actions taken as required by clause (v) above or that no actions will be taken) each stating that such consolidation or merger comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

                  (b) Except as expressly provided in this Indenture or the Basic Documents, the Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Estate, to any Person, unless:

                           (i) the Person that acquires by conveyance or transfer the properties or assets of the Issuer shall (A) be a United States citizen or a Person organized and existing under the laws of the United States or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each other Basic Document on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings that counsel satisfactory to such purchaser or transferee and the Indenture Trustee determines must be made with (i) the Commission (and any other appropriate Person) required by the Exchange Act or the appropriate authorities in any State in which the Notes have been sold pursuant to any qualification or exemption under the securities or "blue sky" laws of such State, in connection with the Notes or (2) the Internal Revenue Service or the relevant State or local taxing authorities of any jurisdiction;

                           (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and; the Rating Agency Condition shall have been satisfied with respect to such transaction;

                           (iii) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse federal tax consequence to the Issuer, any Noteholder or any Certificateholder;

                           (iv) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                           (v)   the Issuer shall have delivered to the
         Indenture Trustee an Officer's Certificate and an Opinion of Counsel (which shall describe the actions taken as required by clause (v) above or that no actions will be taken) each stating that such conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         SECTION 3.11. SUCCESSOR OR TRANSFEREE.

                  (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

                  (b) Upon a conveyance or transfer of all of the properties or assets of the Issuer pursuant to Section 3.10(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that the Issuer is to be so released.

         SECTION 3.12. NO OTHER BUSINESS. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by this Indenture and the other Basic Documents and activities incidental thereto.

         SECTION 3.13. NO BORROWING. Unless and until the Issuer shall have been released from its duties and obligations hereunder, the Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes and other obligations hereunder or under another Basic Document.

         SECTION 3.14. SERVICER'S OBLIGATIONS. The Issuer shall cause the Servicer to comply with all of its duties and obligations with respect to preparation of reports, the delivery of Officer's Certificates and Opinion of Counsel, including but not limited to, under Sections 2.05, 3.08, 3.10, 3.11, 3.12, 3.14, 3.15, 4.10 and Article Nine of the Sale and Servicing Agreement.

         SECTION 3.15. GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES. Unless and until the Issuer shall have been released from its duties and obligations hereunder, and except as contemplated by the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         SECTION 3.16. CAPITAL EXPENDITURES. Unless and until the Issuer shall have been released from its duties and obligations hereunder, the Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

         SECTION 3.17. REMOVAL OF ADMINISTRATOR. So long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause unless so instructed by the Owner Trustee or the Indenture Trustee in writing and unless each Rating Agency shall have received 10 days' written notice thereof and shall not have notified the Indenture Trustee, the Administrator or the Owner Trustee that such removal might or would result in the Rating Agency Condition not being satisfied.

         SECTION 3.18. RESTRICTED PAYMENTS. Except as expressly permitted by the Basic Documents, the Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (a) distributions as contemplated by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement or the Trust Agreement and (b) payments to the Indenture Trustee pursuant to Section 1.02(b)(ii) of the Administration Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

         SECTION 3.19. NOTICE OF EVENTS OF DEFAULT. The Issuer shall give a Trust Officer of the Indenture Trustee, and each Rating Agency prompt written notice of each Event of Default hereunder and each default on the part of the Servicer or the Seller of its obligations under the Sale and Servicing Agreement. The Indenture Trustee shall notify each Noteholder of record in writing of any Event of Default promptly upon a Trust Officer obtaining actual knowledge thereof. Such notices to Noteholders will be in the manner provided for in Section 2.10 or 2.11, as applicable.

         SECTION 3.20. FURTHER INSTRUMENTS AND ACTS. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 3.21. COMPLIANCE WITH LAWS. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any Basic Document.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

         SECTION 4.01. SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.12, 3.13, 3.20 and 3.22, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Sections
3.03 and 4.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

                           (i)   either

                           (A) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

                           (B) all Notes not theretofore delivered to the Indenture Trustee for cancellation

                                    (1) have become due and payable,

                                    (2) will become due and payable within one
                           year because the Class B Final Scheduled Payment Date is within one year, or

                                    (3) are to be called for redemption within
                           one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer or the Indenture Trustee has received notice of the exercise of the option granted pursuant to Section 8.01 of the Sale and Serving Agreement, and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due;

                           (ii) the Issuer has paid or performed or caused to be paid all sums owned hereunder; and

                           (iii) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         SECTION 4.02. APPLICATION OF TRUST MONEY. All monies deposited with the Indenture Trustee pursuant to Section 4.01 shall be held in trust in a segregated non-interest bearing account and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

         SECTION 4.03. REPAYMENT OF MONIES HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

         SECTION 4.04. DURATION OF POSITION OF INDENTURE TRUSTEE FOR BENEFIT OF CERTIFICATEHOLDERS. Notwithstanding (i) the earlier payment in full of all principal and interest due to the Noteholders under the terms of Notes of each Class, (ii) the cancellation of such Notes pursuant to Section 2.08 and (iii) the discharge of the Indenture Trustee's duties hereunder with respect to such Notes, the Indenture Trustee shall continue to act in the capacity as Indenture Trustee hereunder for the benefit of the Certificateholders and the Indenture Trustee, for the benefit of the Certificateholders, shall comply with its obligations under Sections 4.01, 7.01 and 7.02 of the Sale and Servicing Agreement, as appropriate, until such time as all distributions in respect of the Trust Certificates have been paid in full.

                                  ARTICLE FIVE

                                    REMEDIES

         SECTION 5.01. EVENTS OF DEFAULT. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                           (i) default in the payment of any interest on any Class A Note when the same becomes due and payable, and such default shall continue for a period of five days (so long as any Class A Notes are Outstanding, each Holder of any Class B Note or the Note Owner of any such Note by such Holder's acceptance of such Note or beneficial interest therein, as the case may be, shall be deemed to have consented to the delay in payment of interest on such Class of Notes and to have waived its right to institute suit for enforcement of any such payment); or

                           (ii) after the Class A Notes have been paid in full, default in the payment of any interest on any Class B Note when the same becomes due and payable, and such default shall continue for a period of five days (so long as the Class B Notes are Outstanding); or

                           (iii) default by the Issuer in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable;

                           (iv) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with) which shall continue or not be cured for a period of 90 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes acting together as a single Class, a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                           (v) any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, acting together as a single Class, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                           (vi) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

                           (vii) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

         For purposes of determining whether an Event of Default pursuant to
Section 5.01(iii) has occurred, the amount of principal required to be paid to the Holders of any Class of Notes on any Payment Date is the amount available to be paid thereto pursuant to Sections 4.06(c), (d) and (e) of the Sale and Servicing Agreement; provided however that (i) the Class A-1 Notes are required to be paid in full on or before the Class A-1 Final Scheduled Payment Date, meaning that Holders of Class A-1 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A-1 Initial Principal Balance together with all interest accrued thereon through such date; (ii) the Class A-2 Notes are required to be paid in full on or before the Class A-2 Final Scheduled Payment Date, meaning that Holders of Class A-2 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A-2 Initial Principal Balance together with all interest accrued thereon through such date, (iii) the Class A-3 Notes are required to be paid in full on or before the Class A-3 Final Scheduled Payment Date, meaning that Holders of Class A-3 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A-3 Initial Principal Balance together with all interest accrued thereon through such date; or (iv) the Class B Notes are required to be paid in full on or before the Class B Final Scheduled Payment Date, meaning that Holders of Class B Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class B Initial Principal Balance together with all interest accrued thereon through such date.

         The Issuer shall deliver to a Trust Officer of the Indenture Trustee, within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (v) above, its status and what action the Issuer is taking or proposes to take with respect thereto.

         SECTION 5.02. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

                  (a) If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or (i) the Holders of at least 51% of the Outstanding Amount of the Class A Notes, acting together as a single Class (without the consent of a Holder of a Class B Note) or (ii) after the Class A Notes have been paid in full, the Holders of at least 51% of the Outstanding Amount of the Class B Notes (in each case excluding for the purpose of calculating the Outstanding Amount, any Notes held of record or beneficially owned by AHFC, AHRC or any of their Affiliates), may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

                  (b) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article Five provided: (i) Holders of Class A Notes representing at least 51% of the Outstanding Amount of the Class A Notes, acting together as a single Class, without the consent of any Holder of a Class B Note or (ii) after the Class A Notes have been paid in full, Holders of Class B Notes representing at least 51% of the Outstanding Amount of the Class B Notes, acting together as a single Class without the consent of any Holder of a Trust Certificate (in each case excluding for the purpose of calculating the Outstanding Amount any Notes held of record or beneficially owned by AHFC, AHRC or any of their Affiliates); in each case, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if: .

                           (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                           (A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                           (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

                           (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in
         Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

         SECTION 5.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY INDENTURE TRUSTEE.

                  (a) The Issuer covenants that if (i) Default is made (A) in the payment of any interest on any Class A Note, so long as any amounts remain unpaid with respect to the Class A Notes or (B) in the payment of any interest on any Class B Note, after the Class A Notes have been paid in full, when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable (as described in the penultimate paragraph of Section 5.01 hereof), the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Class of Notes for principal and interest, with interest upon the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the rate borne by the Notes and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

                  (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

                  (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

                  (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                           (i) to file and prove a claim or claims for the entire amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

                           (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                           (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

                           (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

                  (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

                  (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

                  (g) In any Proceedings brought by the Indenture Trustee (including any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

         SECTION 5.04. REMEDIES; PRIORITIES.

                  (a) If (i) an Event of Default under Section 5.01(i) shall have occurred and be continuing, or (ii) an Event of Default under Section 5.01(ii) or (iii) shall have occurred and be continuing which results in the acceleration of the Notes, or (iii) an Insolvency Event with respect to the Seller shall have occurred and be continuing (whether or not the Trust Estate is sold in one or more public or private sales as provided in Section 5.04(e) hereof), the Indenture

Trustee will make payments on the Notes and Trust Certificates as set forth in Section 4.06(d) of the Sale and Servicing Agreement, rather than pursuant to Section 4.06(c) of the Sale and Servicing Agreement.

                  (b) If an Event of Default under Section 5.01(iv), (v),
(vi) or (vii) shall have occurred and be continuing which results in the acceleration of the Notes (whether or not the Trust Estate is sold in one or more public or private sales as provided in Section 5.04(d)(iv)), the Indenture Trustee will make payments on the Notes and Trust Certificates as set forth in Section 4.06(e) of the Sale and Servicing Agreement, rather than pursuant to Section 4.06(c) of the Sale and Servicing Agreement.

                  (c) If the Indenture Trustee, in compliance with Section 5.04(a) or (b) is deemed to have a conflict of interest under the TIA and is required to resign as Indenture Trustee hereunder, the Indenture Trustee, pursuant to Section 6.10, may appoint one or more indenture trustees to act separately hereunder for each Class of Notes (in the case of the Class A Notes, such indenture trustee shall act for all Class A Notes as if they comprised a single Class). In the event separate indenture trustees are appointed for one or more Classes of Notes:

                           (i) so long as any amounts remain unpaid with respect to the Class A Notes, only the Indenture Trustee for the Class A Noteholders shall be entitled to waive any Event of Default or Servicer Default or exercise any remedies under this Indenture; and

                           (ii) after the Class A Notes have been paid in full, only the Indenture Trustee for the Class B Noteholders shall be entitled to waive any Event of Default or Servicer Default or exercise any remedies under this Indenture;

                  (d) In accordance with Section 5.03, if an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

                           (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

                           (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

                           (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

                           (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; PROVIDED, HOWEVER, that, notwithstanding anything in this Indenture to the contrary, the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, other than an Event of Default described in Section

         5.01(i), (ii) or (iii), unless (A) the Holders of 100% of the Outstanding Amount of the (a) Class A Notes so long as any amounts remain unpaid with respect to the Class A Notes or (b) after the Class A Notes have been paid in full, Holders of 100% of the Outstanding Amount of the Class B Notes consent thereto or (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds on an ongoing basis to make all payments of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 66-2/3% of the Outstanding Amount of the Class A Notes (acting together as a single Class) if any amounts remain unpaid with respect to the Class A Notes or after the Class A Notes have been paid in full, the Class B Notes (in each case excluding for the purpose of calculating the Outstanding Amount, any Notes held of record or beneficially owned by AHFC, AHRC, or any of their Affiliates). In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the related record date, payment date and amount to be paid.

         SECTION 5.05. OPTIONAL PRESERVATION OF THE RECEIVABLES. Except as provided in Section 5.04(d)(iv), if the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, unless otherwise directed by the Holders of at least 51% of the Outstanding Amount of the (a) Class A Notes (acting together as a single Class) so long as any amounts remain unpaid with respect to the Class A Notes or (b) after the Class A Notes have been paid in full, the Class B Notes (in each case excluding for the purpose of calculating the Outstanding Amount any Notes held of record or beneficially owned by AHFC, AHRC or any of their Affiliates), but need not, elect to maintain possession of the Trust Estate and direct the Issuer, Servicer and Administrator not to take steps to liquidate the Receivables. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         SECTION 5.06. LIMITATION OF SUITS. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default, and:

                  (a) the Event of Default arises from the Servicer's failure to remit payments when due or

                  (b) the Holders of not less than 25% of the Outstanding Amount of the (i) Class A Notes, so long as any Class A Notes remain Outstanding (acting together as a single Class) or (ii) Class B Notes, after the Class A Notes have been paid in full, have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder and have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request and the Indenture Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings.

         It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

         SECTION 5.07. UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL AND INTEREST. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note and in this Indenture (in each case with reference to the calculations to be made pursuant to the Sale and Servicing Agreement) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided that each Holder or Owner of a Class B Note will be deemed to have consented to any delay in the payment thereto of any interest due thereon that is in accordance with the payment of amounts pursuant to Section 4.06 of the Sale and Servicing Agreement and to have waived its right to institute suit for enforcement of any such payment for so long as any Class A Note is Outstanding.

         SECTION 5.08. RESTORATION OF RIGHTS AND REMEDIES. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

         SECTION 5.09. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.10. DELAY OR OMISSION NOT A WAIVER. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

         SECTION 5.11. CONTROL BY NOTEHOLDERS. The Holders of Notes representing at least a majority of the Outstanding Amount of the (i) Class A Notes, so long as any Class A Notes remain Outstanding (acting together as a single Class), or (ii) Class B Notes, after the Class A Notes have been paid in full, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

                           (i) such direction shall not be in conflict with any rule of law or with this Indenture;

                           (ii) subject to the terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by the Holders of Notes representing not less than 100% of the Outstanding Amount of Notes then Outstanding;

                           (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by the Holders of Notes representing less than 100% of the Outstanding Amount to sell or liquidate the Trust Estate shall be of no force and effect; and

                           (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

         Notwithstanding the rights of Noteholders set forth in this Section, subject to Sections 5.01 and 6.01, the Indenture Trustee need not take any action for which it will not be adequately indemnified or might materially adversely affect the rights of any Noteholders not consenting to such action.

         SECTION 5.12. WAIVER OF PAST DEFAULTS. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 or the liquidation or sale of the Trust Estate pursuant to Section 5.04, (i) the Holders of Class A Notes representing at least 51% of the Outstanding Amount of the Class A Notes (acting together as a single Class), without the consent of any Holder of a Class B Note or (ii) after the Class A Notes have been paid in full, the Holders of Class B Notes representing at least 51% of the Outstanding Amount of the Class B Notes, without the consent of any Holder of a Trust Certificate (in each case excluding for the purpose of calculating the Outstanding Amount any Notes held of record or beneficially owned by AHFC, AHRC or any of their Affiliates); may waive any past Default, Event of Default or Servicer Default and its consequences except a (a) Servicer Default in the deposit of collections or other required amounts into the Collection Account, Note Distribution Account, Payahead

Account or Reserve Fund, or (b) Default in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

         Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         SECTION 5.13. UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Note or Note Owner by such Holder's acceptance of such Note or beneficial interest (as the case may be), shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (i) any suit instituted by the Indenture Trustee, (ii) any suit instituted by any Noteholder, or group of Noteholders, in each case holding not less than 25% of the Outstanding Amount of Notes (as set forth in Section 5.06(b) herein) or (iii) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

         SECTION 5.14. WAIVER OF STAY OR EXTENSION LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 5.15. ACTION ON NOTES. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Owner Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

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

         SECTION 5.16. PERFORMANCE AND ENFORCEMENT OF CERTAIN OBLIGATIONS.

                  (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller or the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale and Servicing Agreement.

                  (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, at the direction (which direction shall be in writing or by telephone, confirmed in writing promptly thereafter) of the Holders of 66-2/3% of the Outstanding Amount of the (1) Class A Notes, so long as any Class A Notes remain Outstanding (acting together as a single Class) or (2) Class B Notes, after the Class A Notes have been paid in full (in each case excluding for the purpose of calculating the Outstanding Amount any Notes held of record or beneficially owned by AHFC, AHRC or any of their Affiliates), shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement, against the Seller under or in connection with the Purchase Agreement, or against the Administrator under the Administration Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, the Servicer or the Administrator, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension, or waiver thereunder and any right of the Issuer to take such action shall be suspended.

                                   ARTICLE SIX

                              THE INDENTURE TRUSTEE

         SECTION 6.01. DUTIES OF INDENTURE TRUSTEE.

                  (a) The Indenture Trustee, both prior to and after the occurrence of a Servicer Default under the Sale and Servicing Agreement, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.

                  (b) The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that shall be specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they conform on their face to the requirements of this Indenture.

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


       (c) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misfeasance; PROVIDED, HOWEVER, that:

             (i) the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture, the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee, the permissive right of the Indenture Trustee to do things enumerated in this Indenture shall not be construed as a duty and, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Indenture Trustee and conforming on their face to the requirements of this Indenture;

             (ii) the Indenture Trustee shall not be personally liable for an error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Indenture Trustee was negligent in performing its duties in accordance with the terms of this Indenture; and

             (iii) the Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the direction of (i) the Holders of at least 51% of the Outstanding Amount of the Class A Notes (acting together as a single Class), without the consent of any Holder of a Class B Note, or (ii) after the Class A Notes have been paid in full, the Holders of at least 51% of the Outstanding Amount of the Class B Notes (in each case excluding for the purpose of calculating the Outstanding Amount any Notes held of record or beneficially owned by AHFC, AHRC or any of their Affiliates) relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee under this Indenture. Moreover, if more than one Indenture Trustee has been appointed, each Indenture Trustee shall owe any and all fiduciary duties only to the Class or Classes of Notes on whose behalf it shall have been appointed.

       (d) The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Indenture, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

       (e) All information obtained by the Indenture Trustee regarding the Obligors and the Receivables contained in the Trust, whether upon the exercise of its rights under this Indenture or otherwise, shall be maintained by the Indenture Trustee in confidence and shall not be disclosed to any other Person, unless such disclosure is required by any applicable law or regulation or pursuant to subpoena.


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

       (f) Pursuant to Sections 2.05 and 3.08 of the Sale and Servicing Agreement, in the event that a Trust Officer of the Indenture Trustee discovers that a representation or warranty with respect to a Receivable was incorrect as of the time specified with respect to such representation and warranty or that a covenant of the Servicer has been breached, and such incorrectness or breach materially and adversely affects the interests of the Issuer, the Indenture Trustee shall give prompt written notice to the Servicer and the Owner Trustee of such incorrectness.

         SECTION 6.02. RIGHTS OF INDENTURE TRUSTEE.

       (a)   Except as otherwise provided in Section 6.01:

             (i) the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of an authorized signatory, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

             (ii) the Indenture Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Indenture in good faith and in accordance with such Opinion of Counsel;

             (iii) the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Sale and Servicing Agreement, or to institute, conduct or defend any litigation under this Indenture, or in relation to this Indenture or the Sale and Servicing Agreement, at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture or the Sale and Servicing Agreement, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby;

             (iv) the Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

             (v) the Indenture Trustee shall not be bound to recalculate, reverify, or make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Notes evidencing not less than 25% of the Outstanding Amount of the (1) Class A Notes, so long as any Class A Notes remain Outstanding (acting together as a single Class) or
    (2) Class B Notes, after the Class A Notes have been paid in full (in each case excluding for the purpose of calculating the Outstanding Amount any Notes held of record or beneficially owned by AHFC, AHRC or any of their Affiliates); PROVIDED, HOWEVER, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Administrator or, if paid by the Indenture Trustee, shall be reimbursed by the Administrator upon demand; and nothing in this clause shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors; and

             (vi) the Indenture Trustee may execute any of the trusts or powers under this Indenture or perform any duties under this Indenture either directly or by or through agents or attorneys or a custodian.

       (b) No Noteholder will have any right to institute any proceeding with respect to this Indenture except upon satisfying the conditions set forth in Section 5.06.

    SECTION 6.03. INDIVIDUAL RIGHTS OF INDENTURE TRUSTEE. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections
6.11 and 6.12.

    SECTION 6.04. INDENTURE TRUSTEE'S DISCLAIMER. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Owner Trust Estate or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication and any certificate delivered by the Indenture Trustee as to its authority to execute this Indenture on the Closing Date.

    SECTION 6.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to a Trust Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Default within 10 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

    SECTION 6.06. REPORTS BY INDENTURE TRUSTEE TO HOLDERS. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns. The Indenture Trustee shall also deliver or cause to be delivered annually to each Noteholder of record a report relating to its eligibility and qualification to continue as Indenture Trustee under this Indenture, any amounts advanced by it under this Indenture, the amount, interest rate and maturity date of certain indebtedness owed by the Trust to such Indenture Trustee, in its individual capacity, the property and funds physically held by such Indenture Trustee in its capacity as such, and any action taken by it that materially affects the Notes and that has not been previously reported.

    SECTION 6.07. COMPENSATION AND INDEMNITY. The Issuer shall, or shall cause the Administrator to, (i) pay to the Indenture Trustee from time to time reasonable compensation for its services, which compensation shall not be limited by any law on compensation of a trustee of an express trust, (ii) reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including without limitation, costs of collection, in addition to the compensation for its services, which expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts and (iii) indemnify the Indenture Trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder not resulting from its own willful misconduct, negligence or bad faith. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The Issuer shall, or shall cause the Administrator to, defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall, or shall cause the Administrator to, pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

    The Issuer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture or the earlier resignation or discharge of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(vi) or (vii) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

    SECTION 6.08. REPLACEMENT OF INDENTURE TRUSTEE. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section. The Indenture Trustee may resign at any time by providing written notice to the Issuer. Noteholders representing a majority of the Outstanding Amount may remove the Indenture Trustee at any time and appoint a successor Indenture Trustee by so notifying the Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

             (i) the Indenture Trustee fails to comply with Section 6.11;

             (ii) a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or ordering the winding-up or liquidation of the

    Indenture Trustee's affairs, provided any such decree or order shall have continued unstayed and in effect for a period of 30 consecutive days;

             (iii) the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator or other similar official for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

             (iv) the Indenture Trustee otherwise becomes incapable of acting.

    If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

    A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to the Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

    If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Amount may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

    If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

    Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section and payment of all fees and expenses owed to the outgoing Indenture Trustee. Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

    SECTION 6.09. SUCCESSOR INDENTURE TRUSTEE BY MERGER. If the Indenture Trustee consolidates or merges with, converts or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation shall, without any further act, be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide each Rating Agency prior written notice of any such transaction.

    In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force as is provided anywhere in the Notes or in this Indenture that the certificate of the Indenture Trustee shall have.

    SECTION 6.10. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

       (a) Notwithstanding any other provision of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Indenture Trustee and the Administrator, acting jointly, shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Owner Trust Estate or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after its receipt of a request to do so, the Indenture Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

       (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

             (i) all rights, powers, duties and obligations conferred or imposed upon such separate trustee or co-trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

             (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

             (iii) the Indenture Trustee and the Administrator may at any time accept the resignation of or remove any separate trustee or co-trustee.

       (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Administrator.

       (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

    SECTION 6.11. ELIGIBILITY; DISQUALIFICATION. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and the time deposits of the Indenture Trustee shall be rated at least A-1 by Standard & Poor's and Prime-1 by Moody's. The Indenture Trustee shall comply with TIA Section 310(b)(a); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

    SECTION 6.12. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

    SECTION 6.13. REPRESENTATIONS AND WARRANTIES OF INDENTURE TRUSTEE. The Indenture Trustee hereby makes the following representations and warranties on which the Issuer and Noteholders shall rely:

             (i) it is a corporation duly organized, validly existing and in good standing under the laws of its place of incorporation; and

             (ii) it has full power, authority and legal right to execute, deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture.

    SECTION 6.14. PENNSYLVANIA MOTOR VEHICLE SALES FINANCE ACT LICENSES. The Indenture Trustee shall use its best efforts to maintain the effectiveness of all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act in connection with this Indenture and the transactions contemplated hereby until the lien and security interest of this Indenture shall no longer be in effect in accordance with the terms hereof.

                                  ARTICLE SEVEN

                         NOTEHOLDERS' LISTS AND REPORTS

    SECTION 7.01. ISSUER TO FURNISH INDENTURE TRUSTEE NAMES AND ADDRESSES OF NOTEHOLDERS. If Definitive Notes are issued, the Issuer will furnish or cause to be furnished to the Indenture Trustee (i) not more than five days after the earlier of (a) each Record Date and (b) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

    SECTION 7.02. PRESERVATION OF INFORMATION; COMMUNICATIONS, REPORTS AND CERTAIN DOCUMENTS TO NOTEHOLDERS.

       (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such
Section 7.01 upon receipt of a new list so furnished.

       (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

       (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

       (d) The Indenture Trustee will provide to Securityholders the reports, certificates, opinions and documents specified in Section 3.15 of the Sale and Servicing Agreement, upon written request to the Indenture Trustee.

    SECTION 7.03. REPORTS BY ISSUER.

       (a)   The Issuer shall:

             (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to
    Section 13 or 15(d) of the Exchange Act;

             (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

             (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

       (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on March 31 of each year.

    SECTION 7.04. REPORTS BY INDENTURE TRUSTEE. If required by TIA Section 313(a), within 60 days after each December 15 beginning with [_______________] , the Indenture Trustee shall mail to each Noteholder as required by TIA
Section 313(c) a brief report dated as of such date that complies with TIA
Section 313(a). The Indenture Trustee also shall comply with TIA Section
313(b).

    A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

                                  ARTICLE EIGHT

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

    SECTION 8.01. COLLECTION OF MONEY. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Owner Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article Five.

         SECTION 8.02. ACCOUNTS.

                  (a) Pursuant to Section 4.01 of the Sale and Servicing Agreement, there has been established and there shall be maintained an Eligible Account (initially at [___________]) in the name, and under the sole dominion and control, of the Indenture Trustee until the Outstanding Amount has been reduced to zero, and thereafter, in the name, and under the sole dominion and control, of the Owner Trustee, which is designated as the Yield Supplement Account.

                  (b) On or prior to the Closing Date, the Issuer shall cause the Servicer to establish and maintain, in the name of the Indenture Trustee, Eligible Accounts for the benefit of the (i) Securityholders, the Collection Account and the Payahead Account, and (ii) Noteholders, the Note Distribution Account and the Reserve Fund as provided in Section 4.01 of the Sale and Servicing Agreement.

                  (c) On or before each Payment Date, with respect to the preceding Collection Period, all amounts required to be deposited in the Collection Account will be deposited as provided in Sections 4.02 and 4.05 of the Sale and Servicing Agreement. On or before each Payment Date, all amounts required to be deposited in the Note Distribution Account with respect to the preceding Collection Period pursuant to Sections 4.06 and 4.07 of the Sale and Servicing Agreement will be transferred from the Collection Account, the Reserve Fund, the Payahead Account and/or the Yield Supplement Account to the Note Distribution Account.

         SECTION 8.03. GENERAL PROVISIONS REGARDING ACCOUNTS.

                  (a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon the written direction of the Servicer, subject to the provisions of Section 4.01(b) of the Sale and Servicing Agreement. Except as otherwise provided in Section 4.01(b) of the Sale and Servicing Agreement, all income or other gain from investments of monies deposited in the Accounts shall be paid to the Servicer, and any loss resulting from such investments shall be charged to the related Account.

                  (b) Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

                  (c) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Reserve Fund shall be invested in Eligible Investments and reinvested by the Indenture Trustee (by delivery to the Securities Intermediary of appropriate Entitlement Orders) at the written direction of the Seller, subject to the provisions of Section 4.07 of the Sale and Servicing Agreement and the provisions of the Securities Account Control Agreement. All income or other gain from investments of moneys deposited in the Reserve Fund shall be paid by the Indenture Trustee to the Seller on each Payment Date (by delivery to the Securities Intermediary of appropriate Entitlement Orders). Subject to the right of the Indenture Trustee to make withdrawals therefrom, as directed by the Servicer, for the purposes and in the amounts set forth in Section 4.06 of the Sale and Servicing Agreement, the Reserve Fund and all funds held therein shall be the property of the Seller and not the property of the Trust, the Owner Trustee or the Indenture Trustee. The Seller will grant to the Indenture Trustee, for the benefit of the Noteholders, a security interest in all funds (including Eligible Investments, but not the income from such investments) in the Reserve Fund (including the Reserve Fund Initial Deposit) and the proceeds thereof, and the Indenture Trustee shall have all of the rights of a secured party under the UCC with respect thereto; provided that all income from the investment of funds in the Reserve Fund and the right to receive such income are retained by the Seller and are not transferred, assigned or otherwise conveyed hereunder. The Seller will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in the Reserve Fund unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Seller shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

                  (d) If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Accounts to the Indenture Trustee by 8:00 A.M., Los Angeles Time (or such other time as may be agreed by the Issuer and the Indenture Trustee) on any Business Day or
(ii) to the knowledge of a Trust Officer of the Indenture Trustee a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to
Section 5.02 or (iii) if such Notes shall have been declared due and payable following an Event of Default but amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Accounts in one or more Eligible Investments.

         SECTION 8.04. RELEASE OF TRUST ESTATE.

                  (a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

                  (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to
Section 6.07 have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

         SECTION 8.05. OPINION OF COUNSEL. The Indenture Trustee shall receive at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Owner Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

         SECTION 9.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS.

                  (a) Without the consent of the Holders of any Notes but with prior notice to each Rating Agency, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

                           (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject additional property to the lien of this Indenture;

                           (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                           (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

                           (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

                           (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or the other Basic Documents or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not adversely affect the interests of the Holders of the Notes;

                           (vi) to evidence and provide for the acceptance of the appointment hereunder of a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article Six; or

                           (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

         The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

                  (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but with prior notice to each Rating Agency, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

         SECTION 9.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS. Subject to Section 9.03, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of (i) the Holders of at least 51% of the Outstanding Amount of the Class A Notes (without the consent of any Holder of a Class B Note), acting together as a single Class, or (ii) after the Class A Notes have been paid in full, the Holders of at least 51% of the Outstanding Amount of the Class B Notes (in each case excluding for the purpose of calculating the Outstanding Amount any Notes held of record or beneficially owned by AHFC, AHRC or any of their Affiliates), by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture.

         The Indenture Trustee may in its discretion determine whether or not any Notes would be adversely affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

         It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 9.03. LIMITATIONS ON SUPPLEMENTAL INDENTURES. The Issuer and the Indenture Trustee, in accordance with Sections 9.01 and 9.02 above, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

                  (a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture, to the extent provided in Article Five, requiring the application of funds available therefor to the payment of any such amount due on the Notes on or after the respective due dates thereof;

                  (b) reduce the percentage of the Outstanding Amount of the Notes (or the Notes of any Class, as applicable), the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                  (c) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or;

                  (d) reduce the percentage of the Outstanding Amount of the Notes (or the Notes of any Class, as applicable) required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

                  (e) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

                  (f) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation);

                  (g) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; or

                  (h) modify or alter the provisions hereof regarding the voting of Notes held by the Indenture Trustee, the Owner Trustee, AHFC or any of its affiliates or the Issuer.

         SECTION 9.04. EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

         SECTION 9.05. EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 9.06. CONFORMITY WITH TRUST INDENTURE ACT. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

         SECTION 9.07. REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                   ARTICLE TEN

                               REDEMPTION OF NOTES

         SECTION 10.01. REDEMPTION. The Outstanding Notes are subject to redemption in whole, but not in part, pursuant to Section 8.01 of the Sale and Servicing Agreement, on any

Payment Date on which the Servicer exercises its option to purchase the Owner Trust Estate pursuant to said Section, for a purchase price equal to the Redemption Price; provided that the Issuer has available funds sufficient to pay the Redemption Price. The Servicer or the Issuer shall furnish each Rating Agency notice of such redemption. If the outstanding Notes are to be redeemed pursuant to this Section, the Servicer or the Issuer shall furnish notice of such election to the Indenture Trustee not later than 20 days prior to the Redemption Date and the Issuer shall deposit by 8:00 A.M., Los Angeles time, on the Redemption Date with the Indenture Trustee in the Note Distribution Account the Redemption Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes.

         SECTION 10.02. FORM OF REDEMPTION NOTICE. Notice of redemption under
Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than ten days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address or facsimile number appearing in the Note Register.

         All notices of redemption shall state:

                           (i) the Redemption Date;

                           (ii) the Redemption Price;

                           (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02); and

                           (iv) that on the Redemption Date, the Redemption Price will become due and payable upon each Note and that interest thereon shall cease to accrue from and after the Redemption Date.

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

         SECTION 10.03. NOTES PAYABLE ON REDEMPTION DATE. The Notes or portions thereof to be redeemed shall, following notice of redemption as required by Section 10.02, on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

         SECTION 11.01. COMPLIANCE CERTIFICATES AND OPINIONS, ETC.

                  (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                           (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                           (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

                  (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in
Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

                          (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause
         (ii), is 10% or more of the Outstanding Amount, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

                           (ii) Other than with respect to any release described in clause (A) or (B) of Section 11.01(b)(v), whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

                           (iii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause
         (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property (other than property described in clauses (A) or (B) of Section 11.01(b)(v)) released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause
         (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount.

                           (iv) Notwithstanding Section 2.10 or any other provision of this Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Accounts as and to the extent permitted or required by the Basic Documents, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing [_______________], an Officer's Certificate of the Issuer stating that all the dispositions of Collateral described in clauses
         (A) and (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

         SECTION 11.02. FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such

Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article Six.

         SECTION 11.03. ACTS OF NOTEHOLDERS.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

                  (c) The ownership of Notes shall be proved by the Note
Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

         SECTION 11.04. NOTICES, ETC., TO INDENTURE TRUSTEE, ISSUER AND RATING AGENCIES. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

                           (i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed first-class, postage prepaid, overnight courier or facsimile (followed by original) to or with the Indenture Trustee at its Corporate Trust Office, or

                           (ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid, overnight courier or facsimile (followed by original) to the Issuer addressed to:
         Honda Auto Receivables [ ] Owner Trust, in care of [______________],
         Attention: [_________________], or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

         Notices required to be given to each Rating Agency by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered, couriered or mailed by certified mail, return receipt requested, to (i) in the case of Fitch, at the following address:
___________________________, (ii) in the case of Moody's, at the following address: Moody's Investors Services, Inc., [________________________] or
(iii) in the case of Standard & Poor's, at the following address: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., [______________________], Attention of Asset Backed Surveillance Department; or at such other address as shall be designated by written notice to the other parties.

         SECTION 11.05. NOTICES TO NOTEHOLDERS; WAIVER. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Holder's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Indenture provides for notice to each Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

         SECTION 11.06. ALTERNATE PAYMENT AND NOTICE PROVISIONS. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

         SECTION 11.07. CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         The provisions of TIA Sections 310 through 318 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

         SECTION 11.08. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 11.09. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

         SECTION 11.10. SEPARABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Indenture and the Notes shall not in any way be affected or impaired thereby.

         SECTION 11.11. BENEFITS OF INDENTURE. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Owner Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 11.12. LEGAL HOLIDAYS. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

         SECTION 11.13. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT THAT THE DUTIES OF THE INDENTURE TRUSTEE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 11.14. COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 11.15. RECORDING OF INDENTURE. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

         SECTION 11.16. TRUST OBLIGATION. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.

         SECTION 11.17. NO PETITION. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents.

         SECTION 11.18. INSPECTION. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                                 HONDA AUTO RECEIVABLES [________] OWNER TRUST,

                                 By:  [___________________________________],
                                           not in its individual capacity but
                                           solely as Owner Trustee,

                                 By:
                                      -------------------------------------
                                      Name:
                                      Title:

                                 [----------------------],
                                      not in its individual capacity but solely as Indenture Trustee,

                                 By:
                                      -------------------------------------
                                      Name:
                                      Title:

                                                                      SCHEDULE A

                             SCHEDULE OF RECEIVABLES

                    Provided to the Owner Trustee at Closing

                                                                     EXHIBIT A

                              FORM OF CLASS A NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS NOTE IS NOT AN OBLIGATION OF, AND WILL NOT BE INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY OR AMERICAN HONDA RECEIVABLES CORP., AMERICAN HONDA FINANCE CORPORATION, HONDA MOTOR CO. LTD., ANY TRUSTEE OR ANY OF THEIR AFFILIATES. THE PRINCIPAL AND INTEREST ON THIS NOTE IS PAYABLE SOLELY FROM PAYMENTS ON THE RECEIVABLES AND AMOUNTS ON DEPOSIT IN THE RESERVE FUND.

REGISTERED                                                        $___________

No.  R-__                                               CUSIP NO.  ___________

                   HONDA AUTO RECEIVABLES [______] OWNER TRUST

             _____% ASSET BACKED NOTES, CLASS [A-1] [A-2] [A-3] [B]

         Honda Auto Receivables [_____] Owner Trust, a business trust organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___________________ Dollars ($___________), payable to the extent described in the Indenture referred to on the reverse hereof on each Payment Date; provided, however, that the entire unpaid principal amount of this Note shall be payable on the earlier of [_______________] (the "Class A-1 [A-2][A-3] [B] Final Scheduled Payment Date") and the Redemption Date, if any, selected pursuant to the Indenture.

         The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or on the Closing Date in the case of the first Payment Date or if no interest has yet been paid, subject to certain limitations contained in the Indenture. Interest on this Note will accrue for each Payment Date [from the

Payment Date and including the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date or if no interest has yet been paid, from the Closing Date), to but excluding such current Payment Date] [during the period from, and including the 15th day of the preceding calendar month (or in the case of the initial period, from and including the Closing Date) to, but excluding, the 15th day of the month in which such Payment Date occurs.] Interest will be computed on the basis of [the actual number of days in the Class A-1 [Class A-2] [Class A-3] [Class B] Interest Period divided by 360] [a 360-day year consisting of twelve 30-day months]. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                    HONDA AUTO RECEIVABLES [_____] OWNER TRUST,

                         By:                                                ,
                            ------------------------------------------------
                               not in its individual capacity but solely as
                               Owner Trustee under the Trust Agreement,

                         By:
                            ------------------------------------------------
                                           Authorized Signatory

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: ____________________, not in its individual capacity but solely as Indenture Trustee,

                          By:
                             -----------------------------------------
                                       Authorized Signatory

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its _____% Asset Backed Notes, Class [A-1] [A-2] [A-3] [B] (the "Class [A-1] [A-2] [A-3] [B] Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class B Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

         Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture and in the Sale and Servicing Agreement. As described above, the entire unpaid principal amount of this Note will be payable on the earlier of the Class [A-1] [A-2] [A-3] [B] Final Payment Date and the Redemption Date, if any, selected pursuant to the Indenture. Notwithstanding the foregoing, under certain circumstances, the entire unpaid principal amount of the Class [A-1] [A-2] [A-3] [B] Notes shall be due and payable following the occurrence and continuance of an Event of Default, as described in the Indenture. All principal payments on the Class [A-1] [A-2] [A-3] [B] Notes shall be made pro rata to the Class [A-1] [A-2] [A-3] [B] Noteholders entitled thereto.

         Principal of the Class [A-1][A-2][A-3][B] Notes will be payable on each Payment Date in an amount described in the Indenture. "Payment Date" means the fifteenth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing [_________].

         Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or (i) the Holders of at least 51% of the Outstanding Amount of the Class A Notes, acting together as a single Class (without the consent of any Holder of a Class B Note) or (ii) after the Class A Notes have been paid in full, the Holders of at least 51% of the Outstanding Amount of the Class B Notes (in each case excluding for the purpose of calculating the Outstanding Amount any Notes held of record or beneficially owned by AHFC, AHRC or any of their Affiliates) have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture or following the termination or liquidation of the Issuer Estate in connection with the exercise by the Servicer of its option to purchase the Receivables pursuant to Section 8.01 of the Sale and Servicing Agreement. All principal payments on the Class [A-1][A-2][A-3][B] Notes shall be made pro rata to the Class [A-1][A-2][A-3][B] Noteholders entitled thereto.

         Payments of principal and interest on this Note due and payable on each Payment Date or Redemption Date shall be made by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.
If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Holder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice mailed within five days of such Payment Date or Redemption
Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class [A-1][A-2][A-3][B] Rate to the extent lawful.

         [FOR CLASS B NOTES] Default in the payment of interest on this Class [B] Note is not an Event of Default under the Indenture so long as any Class [A][B] Notes are Outstanding. By acceptance of this Class [B] Note or any beneficial interest herein, you are deemed to have consented to the delay in payment of interest on such Class [B] Note and waived your rights to institute suit for enforcement of any such payment to the extent described in the Indenture.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee as set forth in Section 2.04 of the Indenture, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Issuer may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or
(iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against American Honda Finance Corporation, American Honda Receivables Corp. or the Issuer, or join in any institution against American Honda Finance Corporation, American Honda Receivables Corp., or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

         A fiduciary of a Benefit Plan purchasing the Notes with the assets of a Benefit Plan is deemed to represent that the purchase of one or more Notes is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Owner Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing at least 51% of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of California, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

                                  ASSIGNMENT

Social Security or taxpayer I.D.  or other identifying number of assignee:

--------------------------------------------------------------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

--------------------------------------------------------------------------------
                        (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

--------------------------------------------------------------------------------
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
*     -----------------------------                -----------------------------
                                                   Signature Guaranteed:


*                                                  -----------------------------





---------------

* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                     EXHIBIT B

                       [Form of Note Depository Agreement]

                            Letter of Representations
                [To be Completed by Issuer and Indenture Trustee]

                         ------------------------------
                                [Name of Issuer]

                         ------------------------------
                           [Name of Indenture Trustee]

                                                               ---------------
                                                                    [Date]

Attention: General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street; 49th Floor
New York, NY 10041-0099

         Re:
                    -----------------------------------
                    -----------------------------------
                    -----------------------------------
                           [Issue Description]

Ladies and Gentlemen:

         This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Indenture Trustee will act as trustee with respect to the Securities pursuant to a trust indenture dated [_______________] (the "Document"). _____________________________________________________ (the "Underwriter") is
distributing the Securities through The Depository Trust Company ("DTC").

         To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Indenture Trustee make the following representations to DTC:

         1. Prior to closing on the Securities on [_______________], there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount.
Each Security certificate shall bear the following legend:

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Indenture Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

         3. In the event of a full or partial redemption, Issuer or Indenture Trustee shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Indenture Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or
(516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                               Manager; Call Notification Department
                               The Depository Trust Company
                               711 Stewart Avenue
                               Garden City, NY 11530-4719

         4. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Indenture Trustee to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                               Manager; Reorganization Department
                               Reorganization Window
                               The Depository Trust Company
                               7 Hanover Square, 23rd Floor
                               New York, NY 10004-2695

         5. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

         6. Indenture Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor, and special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Indenture Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

                               Manager; Announcements
                               Dividend Department
                               The Depository Trust Company
                               7 Hanover Square, 22nd Floor
                               New York, NY 10004-2695

         7. [NOTE: Issuer must represent one of the following, and CROSS OUT the other:] [The interest accrual period is record date to record date.] [The interest accrual period is payment date to payment date.]

         8. Indenture Trustee must provide DTC, no later than noon (Eastern
Time) on the payment date, CUSIP numbers for each issue for which payment is being sent, as well as the dollar amount of the payment for each issue. Notification of payment details should be sent using automated communications.

         9. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds, no later than 2:30 p.m. (Eastern Time) on each payment date (in accordance with existing arrangements between Issuer or Indenture Trustee and DTC). Absent any other arrangements between Issuer or Indenture Trustee and DTC, such funds shall be wired as follows:

                               The Chase Manhattan Bank
                               ABA 021000021
                               For credit to A/C The Depository Trust Company Dividend Deposit Account 066-026776

Issuer or Indenture Trustee shall provide interest payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, Issuer or Indenture Trustee shall provide interest payment information directly to DTC in advance of the interest payment date as soon as the information is available. This information should be conveyed directly to DTC electronically. If electronic transmission is not available, absent any other arrangements between Indenture Trustee and DTC, such information should be sent by telecopy to DTC's Dividend Department at
(212) 709-1723 or (212) 709-1686, and receipt of such notices shall be confirmed by telephoning (212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                               Manager, Announcements
                               Dividend Department
                               The Depository Trust Company
                               7 Hanover Square; 22nd Floor
                               New York, NY  10004-2695

         10. DTC shall receive maturity and redemption payments allocated with respect to each CUSIP number on the payable date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between Indenture Trustee and DTC, such payments shall be wired as follows:

                               The Chase Manhattan Bank
                               ABA 021000021
                               For credit to A/C The Depository Trust Company Redemption Account 066-027306

in accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS Paying Agent Operating Procedures, a copy of which has previously been furnished to Indenture Trustee.

         11. DTC shall receive all reorganization payments and CUSIP-level detail resulting from corporate actions (such as tender offers, remarketings, or mergers) on the first payable date in same-day funds by 2:30 p.m. (Eastern
Time). Absent any other arrangements between Indenture Trustee and DTC, such payments shall be wired as follows:

                               The Chase Manhattan Bank
                               ABA 021000021
                               For credit to A/C The Depository Trust Company Reorganization Account 066-027608

         12. DTC may direct Issuer or Indenture Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

         13. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Indenture Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Indenture Trustee to issue and authenticate a new Security certificate; or
(b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Indenture Trustee prior to payment, if required.

         14. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Indenture Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Indenture Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

         15. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Indenture Trustee (at which time DTC will confirm with Issuer or Indenture Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Indenture Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

         16. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and
(b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

         17. Nothing herein shall be deemed to require Indenture Trustee to advance funds on behalf of Issuer.

NOTES:

         A. If there is a Indenture Trustee (as defined in this Letter of Representations), Indenture Trustee as well as Issuer must sign this Letter. If there is no Indenture Trustee, in signing this Letter Issuer itself undertakes to perform all of the obligations set forth herein.

         B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.

Very truly yours,


-----------------------------------
             (Issuer)

By:
    -------------------------------
    (Authorized Officer's Signature)

-----------------------------------
       (Indenture Trustee)

By:
    -------------------------------
    (Authorized Officer's Signature)

Received and Accepted:

THE DEPOSITORY TRUST COMPANY

By:
    -------------------------------

cc:      Underwriter
         Underwriter's Counsel

                                                                    SCHEDULE A

------------------------------------------------------------------------------
------------------------------------------------------------------------------
                              (Describe Issue)

CUSIP                Principal Amount       Maturity Date        Interest Rate
-----                ----------------       -------------        -------------

                                                                    SCHEDULE B

                       SAMPLE OFFICIAL STATEMENT LANGUAGE
                       DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
 (Prepared by DTC--bracketed material may be applicable only to certain issues)

         1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC.
[If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

         2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

         3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

         4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         [6. Redemption notices shall be sent to Cede & Co. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

         7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Indenture Trustee, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Issuer or Indenture Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to Indenture Trustee [or Tender/Remarketing Agent], and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to Indenture Trustee [or Tender/Remarketing Agent]. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to Indenture Trustee [or Tender/Remarketing Agent's] DTC account.]

         10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

         11. The Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

         12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof